UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required to be disclosed by this Item 5.03 is set forth below in the penultimate paragraph of Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Digital Ally, Inc. (the “Company”) plans to hold a Special Meeting of its shareholders on August 14, 2017. The Company will transmit a proxy statement regarding the Special Meeting in advance of the Special Meeting.

The Company held annual meetings of its shareholders (the “Annual Meetings”) in 2015 and 2016 The shareholders voted on two proposals at such Annual Meetings relating to amendments of the Articles of Incorporation of the Company to increase the number of authorized shares of its capital stock and create a class of blank check preferred (the “Blank Check Preferred”).

At the 2015 Annual Meeting, the Company reported in a Form 8-K, dated June 12, 2015, that the stockholders had voted to approve the amendment of its Articles of Incorporation to increase the number of authorized shares of its Common Stock that it may issue from 9,375,000 to 25,000,000 (the “Share Increase Amendment”). On June 16, 2015, the Company filed the Share Increase Amendment with the Nevada Secretary of State and it became effective the same day.

At the 2016 Annual Meeting, the Company reported in a Form 8-K, dated May 13, 2016, that the stockholders had voted to approve the amendment of its Articles of Incorporation to increase the number of authorized shares of its capital stock from 25,000,000 to 35,000,000, of which 10,000,000 shares would be classified as Blank Check Preferred (the “Blank Check Preferred Amendment”). On June 24, 2016, the Company filed the Blank Check Preferred Amendment with the Nevada Secretary of State, and it became effective the same day.

A question has been raised recently regarding the validity of the votes taken on both proposals at these Annual Meetings. In this connection and to eliminate any uncertainty that may exist related to the effectiveness of the Share Increase Amendment, the Company will hold a Special Meeting on August 14, 2017 to ratify the filing and effectiveness of the Share Increase Amendment in accordance with certain provisions of the Nevada Revised Statutes that govern such a matter. It is important to note that the Company has not issued, or reserved for issuance, any shares of its Common Stock in excess of 9,375,000, the pre-Share Increase Amendment number. Further, it will not issue, or reserve for issuance, any shares of its Common Stock in excess of 9,375,000 unless the vote at the Special Meeting is in favor of the ratification of the Share Increase Amendment.

The Company has determined that there is a problem with the vote taken respecting the Blank Check Preferred Amendment. It relates to the authority of brokers to vote in favor of the Blank Check Preferred Amendment without instructions from the beneficial owners of certain of the outstanding shares in accordance with the rules of the NYSE that govern how the brokers may cast such votes and instructions in the Voting Instruction Form transmitted to such beneficial owners. Based on information the Company has recently received, the instructions in the Voting Instruction Form sent to beneficial owners stating that the brokers could vote in their discretion on the Blank Check Preferred Amendment were erroneous, and the brokers’ votes in favor should not have been counted. Accordingly, the Company will make appropriate filings with the Nevada Secretary of State to rescind the Blank Check Preferred Amendment. It is important to note in this connection that the Company has not issued, or committed to issue, any shares of the Blank Check Preferred.

Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the ratification of the Share Increase Amendment to be considered by the shareholders of the Company at the 2017 Special Meeting. The definitive proxy statement will be sent or made available to the shareholders of the Company of record as of June 28, 2017 and will contain important information about the ratification of the Share Increase Amendment to be considered at the 2017 Special Meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RATIFICATION OF THE SHARE INCREASE AMENDMENT TO BE CONSIDERED AT THE 2017 SPECIAL MEETING. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval.

Investors will be able to obtain the definitive proxy statement and any other relevant documents free of charge at the SEC web site (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from the Company by contacting the Corporate Secretary at Digital Ally, Inc., 9705 Loiret Boulevard, Lenexa, Kansas 66219, telephone (913) 814-7774.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2017 Special Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters are set forth in the definitive proxy statement filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its definitive proxy statement filed with the SEC on April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: June 30, 2017	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer